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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2005

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5673 Airport Road, Roanoke, Virginia	24012
(Addressof Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement.

                          On April 18, 2005, Advance Auto Parts, Inc. (the “Company”), hired Elwyn G. Murray III as its Executive Vice President, Administration. Additionally, Mr. Murray is expected to be appointed as an executive officer of the Company by the Company’s board of directors at its May 18, 2005 meeting.

                          The Company's Compensation Committee approved the terms of Mr. Murray's employee arrangement. Under the terms of his employment arrangement, Mr. Murray, who is an at-will employee, is entitled to receive an annual salary of $300,000. Mr. Murray is also eligible to participate in the Company’s annual incentive bonus plan at a maximum target rate approximating 115 percent of his annual base salary (assuming all financial targets as specified in the bonus plan are exceeded) and to participate in the Company’s other compensation and benefits programs that are available to the Company’s senior executive management team. In addition, on April 20, 2005, Mr. Murray was granted stock options to purchase 60,000 shares of the Company’s common stock at a price equal to the closing price of the Company’s common stock on the date of grant. The options vest in three equal annual installments beginning one year from the date of grant.

                          Additional terms of Mr. Murray’s employment arrangement are also set forth in Exhibit 10.42 of this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number

	10.42	Summary of Executive Compensation for Elwyn G. Murray III.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date April 22, 2005	/s/ Jeffrey T. Gray

(Signature)*
Jeffrey T. Gray Executive Vice President and Chief Financial Officer

* Print name and title of the signing officer under his signature.

EXHIBIT INDEX
Exhibit
Number	Exhibit Description
10.42	Summary of Executive Compensation for Elwyn G. Murray III.